EXHIBIT 32.2
SECTION 1350 CERTIFICATIONS
To my knowledge, this Report on Form 10-K/A for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	March 27, 2017	By:	/s/ JOSEPH L. HOOLEY
Joseph L. Hooley,
Chairman and Chief Executive Officer

Date:	March 27, 2017	By:	/s/ ERIC ABOAF
Eric Aboaf
Executive Vice President and Chief Financial Officer